UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2011

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2011, Intcomex, Inc. (“Intcomex” or the “Company” ), a leading IT distributor focused solely on Latin America and the Caribbean, and 2 of its subsidiaries, Intcomex Colombia LTDA and Intcomex de Guatemala, S.A., signed an agreement to purchase certain assets consisting of certain Latin America operations and equity (the “Acquired Assets”) from 2 subsidiaries of Brightpoint, Inc. (Nasdaq: CELL) (“Brightpoint”), Brightpoint Latin America, Inc. (“Brightpoint Latin America”) and Brightpoint International Ltd. In addition to the assumption of certain liabilities associated with the Acquired Assets, under the terms of the agreement, Intcomex will receive $15 million in cash and issue shares of its common stock to Brightpoint Latin America. Upon consummation of the transaction, which is subject to certain closing conditions, Brightpoint Latin America will own approximately 23 percent of the outstanding common stock of Intcomex and will be entitled to appoint one member to the Intcomex Board of Directors. A copy of Intcomex’s press release announcing the signing of the agreement with Brightpoint is attached to this Form 8-K as Exhibit 99.1.

Also on March 16, 2011, Intcomex entered into a letter agreement with CVCI Intcomex Investment LP (“CVC”), Anthony Shalom and Michael Shalom (the “Shalom Sellers”), pursuant to which Intcomex agreed to return $926,670.08 (the “Reimbursement Amount”) to the Shalom Sellers. The return of the Reimbursement Amount is a result of an overpayment by the Shalom Sellers of an indemnification payment owed to CVC and paid to Intcomex pursuant to an indemnity agreement letter dated as of June 29, 2007, between CVC and the Shalom Sellers, originally reported in a Form 8-K filed on July 6, 2007. The Reimbursement Amount is payable at the earlier of (i) such time that such payment is not prohibited by any agreement by which Intcomex or any of its subsidiaries is bound, and (ii) a Change of Control (as defined in the Company’s Fourth Amended and Restated Shareholders Agreement) other than a Change of Control as a result of an IPO (as defined in the Company’s Fourth Amended and Restated Shareholders Agreement). CVC is a majority shareholder of Intcomex with several representatives on the Intcomex Board of Directors, and Anthony and Michael Shalom are founders, significant shareholders and the Chairman and CEO, respectively, of Intcomex.

Cautionary Information Regarding Forward-Looking Statements

Certain information in this current report on Form 8-K may contain forward-looking statements regarding future events or the future performance of the Company. These statements are expectations and predictions based upon information available to the Company at the time of this report. This report should be read in conjunction with the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission that discuss important factors that could cause the Company’s actual events or results to differ materially from current expectations and those anticipated in such statements. Readers are cautioned not to place undue reliance on these statements that speak only as of the date the statements were made.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release, dated March 16, 2011, announcing signing of agreement to enter into a strategic alliance (furnished herewith).

About Intcomex

Intcomex is a United States-based value-added distributor of information technology (“IT”) products to Latin America and the Caribbean. Intcomex distributes computer components, peripherals, software, computer systems, accessories, networking products and digital consumer electronics to more than 44,000 customers in 41 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: March 16, 2011	By:	/s/ Russell A. Olson
	Name:	Russell A. Olson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated March 16, 2011, announcing signing of agreement to enter into a strategic alliance (furnished herewith).

4